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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                        STATE OR COUNTRY OF INCORPORATION
-----------------------------               ---------------------------------
Wave Systems Holdings, Inc.,                Delaware
WaveXpress, Inc.                            Delaware
Earthquest, Ltd.                            England